Exhibit 10(h)
                      JAMES RIVER CORPORATION OF VIRGINIA
                     RETIREMENT PLAN FOR OUTSIDE DIRECTORS
                         1994 AMENDMENT AND RESTATEMENT

     JAMES RIVER CORPORATION OF VIRGINIA (the "Company") hereby adopts this 1994 Amendment and Restatement of its Retirement Plan for Outside Directors, effective as of February 18, 1994.
     1. Purpose. The Board of Directors has adopted this Retirement Plan for Outside Directors (the "Plan") in order to attract and retain the services of Directors of the highest caliber and to reward them for their services to the Company.
     2. Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below unless the context clearly requires a different meaning:
          (a) Annual Retainer Fee. The basic annual fee payable to an active Outside Director for the Outside Director's services as a Director, excluding meeting fees, special fees for serving as Chairman of a committee, travel expenses or any other extraordinary form of compensation.
          (b)  Board.  The Company's Board of Directors.
          (c) Committee. The committee appointed by the Board to administer this Plan.
          (d) Company. James River Corporation of Virginia, and any successor by merger or otherwise.
          (e) Director. A person who serves as an active member of the Board on or after the Effective Date.
          (f) Effective Date. December 16, 1993, which was the original effective date of the Plan.
          (g) Eligible Service. A Director's period of service as an active Outside Director, measured in 12-month periods, beginning on the date on which the Director first becomes an Outside Director and ending on the date on which the Director ceases to be an Outside Director, plus a Director's period of service, measured in 12-month periods, as an active director of a predecessor company whose stock or assets are acquired by the Company or a subsidiary. Service need not be continuous, and nonconsecutive periods of service will be aggregated to determine a Director's total Eligible Service. If an Outside Director has a partial year of service consisting of less than six months of service, the Outside Director shall not be credited with a year of Eligible Service for the partial year. If an Outside Director has a partial year of service consisting of at least six months of service, the Outside Director shall be credited with one year of Eligible Service for the partial year.
          (h) Outside Director. A Director who is not and has not at any time been a full-time employee of the Company or a subsidiary or affiliate.
          (i) Participant. An Outside Director who has completed at least five years of Eligible Service.
          (j) Payment Period. The period over which retirement payments are to be made to a Participant pursuant to Section 4(a).
          (k) Plan. The James River Corporation of Virginia Retirement Plan for Outside Directors.

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     3.   Eligibility.  An Outside Director who completes five years of
Eligible Service shall become a Participant and shall be entitled to receive benefits under the Plan at the time described in Section 4. If an Outside Director fails to complete five years of Eligible Service, the Outside Director shall not receive benefits under the Plan. If an Outside Director becomes a full-time employee of the Company or a subsidiary or affiliate, the Outside Director shall cease to be a Participant and shall not receive benefits under the Plan.
     4.   Retirement Benefits.
          (a) A Participant shall be entitled to receive an annual retirement benefit from the Company beginning as soon as practicable after the later of (i) the date on which the Participant attains age 65 or (ii) the date on which the Participant ceases to be a Director. The annual benefit shall be equal to the Annual Retainer Fee in effect as of the date on which the Participant ceases to be a Director. The Participant shall be entitled to receive this annual benefit for a period of years (the "Payment Period") equal to the lesser of (i) the number of the Participant's years of Eligible Service or (ii) ten years. The retirement benefit shall be paid annually on each anniversary date of its commencement.
          (b)  As an alternative to the form of payment described in
     Section 4(a), a Participant may request that the Company pay the retirement benefit described above in a joint and 50% survivor form of payment. Under this form of payment, the Participant shall receive a reduced retirement benefit beginning at the date described in Section 4(a). The reduced benefit payable to the Participant shall be a percentage of the annual benefit computed under Section 4(a), based on the table attached to the Plan as Appendix A. If the Participant dies during the Payment Period and the Participant has a surviving spouse (as defined below), the surviving spouse shall receive an annual benefit equal to 50% of the benefit that the Participant was receiving before the Participant's death. The spouse's benefit shall be paid on each anniversary date of the commencement of the Participant's retirement benefit, and shall continue until the first to occur of (i) the end of the Payment Period or (ii) the spouse's death. For purposes of the Plan, a Participant's spouse is the person to whom the Participant is married at the time the retirement benefit begins to be paid to the Participant. A Participant may request this alternative form of payment by submitting a written request to the Committee by the latest of the following dates: (i) the date that is one year before the Participant is entitled to begin receiving retirement benefits, (ii) as soon as is practicable after the Participant first becomes a Participant in the Plan, or (iii) as soon as is practicable after the adoption of the February, 1994 Plan amendment. The Committee shall have complete discretion to accept or reject a Participant's request under this Section 4(b).
     5.   Benefits After a Participant's Death.
          (a) If a Participant dies before beginning to receive retirement benefits under the Plan, no death benefit shall be paid under the Plan. If a Participant dies after beginning to receive retirement benefits under the Plan and the Participant did not elect the alternative form of payment described in Section 4(b), no death benefit shall be paid under the Plan.
          (b) If a Participant elects the alternative form of payment described in Section 4(b), begins receiving retirement benefits, and then dies during the Payment Period, the Participant's surviving spouse shall be entitled to receive the 50% benefit described in
     Section 4(b). If the Participant has no surviving spouse, no death benefit shall be paid under the Plan.
     6. Form of Payment. All benefits under the Plan shall be paid in cash and shall be paid subject to any required income or payroll tax withholding.
     7. Committee. The Committee shall have full power and the express discretionary authority to interpret, construe and administer the Plan, to resolve any ambiguities, to make determinations with respect to the eligibility for or amount of benefits, and to establish such rules and regulations as it deems appropriate for the administration of the Plan.
The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. All actions of the Committee shall be binding and conclusive on all persons for all purposes.
     8. Rights Under the Plan. Title to and beneficial ownership of all benefits described in the Plan shall at all times remain with the Company. Participation in the Plan and the right to receive payments under the Plan shall not give a Participant or the Participant's spouse any proprietary interest in the Company or any of its assets. No trust fund shall be created in connection with this Plan, and there shall be no required funding of amounts that may become payable under this Plan. A Participant and the Participant's spouse shall, for all purposes, be general creditors of the Company. The interests of a Participant and the Participant's spouse in the Plan cannot be transferred, assigned, anticipated, sold, encumbered or pledged and shall not be subject to claims of their creditors.
     9. Successors. The Plan shall be binding upon the Participants and their spouses and personal representatives. If the Company becomes a party to any merger, consolidation, reorganization or other corporate transaction, the Plan shall remain in full force and effect as an obligation of the Company or its successor in interest.
     10. Amendment and Termination. The Board reserves the right to amend or terminate the Plan at any time without the consent of any Participant; provided that no amendment or termination shall deprive a Participant of the right to continue to receive payments under the Plan after payments have begun.
     11. Construction. The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.
     IN WITNESS WHEREOF, the Company has caused this Plan to be executed this 25th day of February, 1994.

                              JAMES RIVER CORPORATION OF VIRGINIA

                              By/s/Clifford A. Cutchins, IV
                                   Senior Vice President
                                   General Counsel,
                                   Corporate Secretary

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                                   APPENDIX A

                      JAMES RIVER CORPORATION OF VIRGINIA
                     RETIREMENT PLAN FOR OUTSIDE DIRECTORS

        50% JOINT AND SURVIVING SPOUSE ANNUITY OPTION REDUCTION FACTORS


Retirement Age                     Payment Period
                  10         9         8         7         6         5
     65        0.946     0.952     0.958     0.964     0.970     0.976
     66        0.942     0.948     0.954     0.961     0.967     0.974
     67        0.937     0.944     0.951     0.958     0.965     0.972
     68        0.933     0.940     0.947     0.954     0.962     0.969
     69        0.928     0.935     0.943     0.951     0.959     0.967
     70        0.923     0.931     0.939     0.947     0.956     0.964
     71        0.917     0.926     0.934     0.943     0.952     0.961
     72        0.912     0.920     0.929     0.939     0.948     0.958